ROBERT M. MC SHERRY, MAI
                                                 Adininistrative Services
                                                 3760 Chelsea Drive
                                                 Baton Rouge, Louisiana 70809

Phone (504)924-8093



March 02, 1998


Mr. Bill Martin, III
MMR Investment Bankers
P.O. Box 781440
Wichita, Kansas 67278-1440

RE:Senior Retirement Communities, Inc.

Dear Mr, Martin:

This letter is to acknowledge permission for Senior Retirement Communities, Inc. and MMR Investment Bankers to copy or reproduce the Summary Appraisal Report of the proposed 24 congregate care cottage facility and to be constructed on East Kings Highway and located within the corporate limits of Shreveport, Caddo Parish, Louisiana, dated March 2, 1998, for use with investors and in the Registration Statement on form SB-2 pursuant to Regulation SB,

Please note that this appraisal contains a number of conditions upon which the value is based and these conditions must be made a part of any correspondence affecting the subject property.

Respectfully,

/S/ROBERT M MCSHERRY

Robert M. McSherry

RMM:je